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                                EXHIBIT 23 (b)

                        CONSENT OF ARTHUR ANDERSEN LLP
                        ------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1996, (except Note N for which the date is February 29, 1996) included in Fulton Financial Corporation's Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this registration statement.

Lancaster, Pennsylvania                         /s/ ARTHUR ANDERSEN LLP

December 2, 1996